Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ondas Holdings Inc. of our report dated March 12, 2025 (which includes an explanatory paragraph about Ondas Holdings Inc. ability to continue as a going concern) on our audit of the financial statements of Ondas Holdings Inc. as of and for the years ended December 31, 2024 and 2023.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

May 23, 2025